Exhibit 99.6

Management

Our directors, executive officers and other key employees are as follows:

Name	Age	Positions

Ronald G. Geary	58	Chairman of the Board, President and Chief Executive Officer and Director

Paul G. Dunn	39	Chief Development Officer

Ralph G. Gronefeld, Jr.	46	President—Division for Persons with Disabilities

Vincent F. Doran	54	President—Division for Training Services

Katherine W. Gilchrist	53	Senior Vice President of Accounts Receivable and Chief Project Management Officer

David W. Miles	40	Vice President, Controller and Interim Chief Financial Officer

D. Ross Davison	43	Vice President, Treasurer

Dr. David Braddock	60	Director

Robert E. Hallagan	61	Director

Olivia F. Kirtley	54	Director

Robert M. Le Blanc	38	Director

Steven S. Reed	43	Director

E. Halsey Sandford	72	Director

Nigel S. Wright	41	Director

Ronald G. Geary, an attorney and certified public accountant, has served as a director and President of ResCare since 1990 and as Chief Executive Officer since 1993. He was elected Chairman of the Board in June 1998. Before he was named Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary is a director of Ventas, Inc., a real estate investment trust.

Paul G. Dunn has served as Chief Development Officer since 1997 and has responsibility for overseeing all of ResCare’s development activities and government relations. From 1999 to 2000, he also served as Executive Vice President for ResCare’s Alternative Youth Services and Youthtrack operations. From 1992 to 1997, Mr. Dunn was employed by Laidlaw, Inc. and in his last position he served as Corporate Director, Financial Operations for Laidlaw’s ambulance services subsidiary.

Ralph G. Gronefeld, Jr. was named President, Division for Persons with Disabilities in March 2002 after serving as Executive Vice President-Operations of that Division from March 2001. He also served as ResCare’s Chief Financial Officer from May 1998 until March 2001. He previously served as Executive Vice President of Operations for the Division for Youth Services and Vice President responsible for ResCare’s Alternative Youth Services and Youthtrack subsidiaries. Mr. Gronefeld joined ResCare in June 1995 as Director of Internal Audit. From July 1995 through March 1996, he served as interim senior administrator for ResCare’s west region in its Division for Persons with Disabilities.

Vincent F. Doran has served as President, Division for Training Services since January 2002 after serving as President of the Division for Youth Services from August 2000 and as President, Job Corps Operations from 1997. Before joining ResCare, Mr. Doran was President for Job Corps Operations for Teledyne Economic Development, a product line of the Teledyne Controls business of Teledyne Industries, Inc., a publicly traded conglomerate where he had been employed in various capacities for twenty-five years.

Katherine W. Gilchrist, a certified public accountant, joined ResCare as Vice President and Chief Financial Officer for the Division for Persons with Disabilities in March 2001. Effective April 1, 2004, Ms. Gilchrist became Senior Vice President of Accounts Receivable and Chief Project Management Officer. From 1998 to 2001, she served as Vice President-Financial Operations for the East Region of American Medical Response, Inc. (a subsidiary of Laidlaw, Inc.), a national healthcare transportation services company. From 1996 to 1998 she was Vice President of Operations for a health maintenance organization serving the State of Connecticut and from 1994 to 1996 she was managing director for operations for a company that developed and implemented computer systems for health maintenance organizations.

David W. Miles, a certified public accountant, has served as Interim Chief Financial Officer of ResCare since February 2005 and as Vice President, Controller since 2001. From 1998 to 2001, Mr. Miles held various positions with ResCare. Prior to joining ResCare, Mr. Miles spent ten years with Ernst & Young LLP.

D. Ross Davison, a certified public accountant, has served as Vice President and Treasurer since 2002. From 1996 to 2002, he served as Senior Vice President and Chief Financial Officer for PJ America, Inc., the largest franchisee of Papa John’s International, Inc. From 1985 to 1996, he was with Arthur Andersen, the last position held being senior manager.

Dr. David Braddock has served as a director of ResCare since 2004. Since 2001 he has been the Associate Vice President of the University of Colorado (CU) System, Executive Director of the Coleman Institute, and holder of the Coleman-Turner Chair in Cognitive Disability in the Department of Psychiatry in the School of Medicine at the CU Health Sciences Center. Dr. Braddock was at the University of Illinois at Chicago (UIC) from 1979 to 2001 as Professor of Human Development and Public Health, as the founding head of the Department of Disability and Human Development and of its research institute, and as an associate dean. Prior to UIC, he held positions with the Council for Exceptional Children, the Secretary’s Committee on Mental Retardation in the U.S. Department of HEW, and with state developmental disabilities agencies in Texas, Missouri and Illinois. He is a principal author of the bi-annual publication of the State of the States in Developmental Disabilities and is a director of the International Special Olympics.

Robert E. Hallagan has served as a director of ResCare since 2004. He has been vice chairman of Heidrick & Struggles, an executive search firm with over 1,100 search professionals in 60 offices, since 1997. From 1991 to 1997 he served as the firm’s president and chief executive officer. Mr. Hallagan is chief executive officer of the Center For Board Leadership, a joint venture with the National Association of Corporate Directors, of which he is also a director.

Olivia F. Kirtley, a business consultant, has served as a director of ResCare since 1998. Ms. Kirtley is Past Chair of the American Institute of Certified Public Accountants (AICPA) and of the AICPA Board of Examiners. From 1991 to 2000, Ms. Kirtley served as Vice President and Chief Financial Officer of Vermont American Corporation, a leading manufacturer and marketer of power tool accessories. Ms. Kirtley is a director of Lancer Corporation, a worldwide manufacturer and distributor of fountain drink dispensing equipment, Alderwoods Group, Inc, an operator of funeral homes, and Papa Johns International, Inc., an international pizza company.

Robert M. Le Blanc has served as a director of ResCare since 2004. He is a Managing Director of Onex Corporation. Before joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. He also worked for five years with GE Capital in a variety of positions including corporate finance and corporate strategy. Mr. Le Blanc is the Lead Director of Magellan Health Services, Inc., a provider of behavioral healthcare services, and a director of Emergency Medical Services, Inc., Center for Diagnostic Imagery, First Berkshire Hathaway Life and Cypress Insurance.

Steven S. Reed, an attorney, has served as a director of ResCare since 2003. Mr. Reed practices law at Reed Wicker, LLC, Louisville, Kentucky, where he is Managing Member. Mr. Reed was United States Attorney for the Western District of Kentucky from 1999 to 2001 and an Assistant U.S. Attorney for the same district from 1993 to 1999. Mr. Reed is the Immediate Past Chair of the Board of Trustees of the University of Kentucky, and has served as a Trustee since 1994.

E. Halsey Sandford has been a director of ResCare since 1984 and served as Senior Executive from 1997 until March 2001 when he retired. From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for ResCare’s Division for Persons with Disabilities.

Nigel S. Wright has served as a director of ResCare since 2004. He is a Managing Director of Onex Corporation, where he has worked since 1997. He practiced mergers and acquisitions and securities law at the Toronto firm of Davies, Ward & Beck from 1991 to 1997, and served in a policy development role in the Office of the Prime Minister of Canada from 1984 to 1986 and again from 1990 to 1991. Mr. Wright is a director of Indigo Books and Music Inc., a Canadian bookseller.